Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-108817, 333-84710, 333-44548, 333-60150, 333-120564, 333-127850, 333-136551 and 333-161639) of UTStarcom Holdings Corp. of our report dated April 27, 2012 relating to the consolidated financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Shanghai, the People's Republic of China
April 27, 2012